                                                     April 25, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Dear Sir:

This opinion is furnished in  connection  with the Form S-6  Registration  Statement  under the  Securities  Act of 1933, as amended
("1933 Act"), of a certain  flexible premium variable life insurance policy (the "Policy") that will be offered and sold by American
Skandia Life Assurance Corporation and certain units of interest to be issued in connection with the Policy.

The hypothetical  illustrations of the Policy used in the Form S-6 Registration  Statement  accurately reflect reasonable  estimates of projected  performance of the Policy under the stipulated  rates of investment  return,  the contractual  expense  deductions and guaranteed cost-of-insurance rates, and utilizing a reasonable estimation for expected fund operating expenses.

I hereby  consent to the use of this opinion as an exhibit to the Form S-6  Registration  Statement  and to the reference to my name under the heading "Experts" in the Prospectus included as a part of such Form S-6 Registration Statement.

                                                     Very truly yours,

                                                     /s/ William H. Strong

                                                     William H. Strong, FSA, MAAA
                                                     Vice President

Champion IIB